UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Lake Cook Road, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2016, Surgical Care Affiliates, Inc. (the “Company”) entered into an Incremental Amendment (the “Incremental Amendment”) to the Credit Agreement, dated as of March 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto.

The Incremental Amendment amended the Credit Agreement to, among other things, (i) refinance $443,250,000 in outstanding initial term loans borrowed under the Credit Agreement with a new tranche of incremental term loans in the amount of $643,250,000 (the “Incremental Term Loan Facility”), the proceeds of which were used to prepay in full the existing initial term loans, together with accrued but unpaid interest and fees thereon, and to pay related transaction costs, with the remaining proceeds expected to be used for general corporate purposes, including to finance acquisitions that are permitted under the Credit Agreement, and (ii) reduce the interest rate applicable to term loans borrowed under the Credit Agreement by reducing the applicable margins to 2.75% from 3.25% for LIBOR loans and to 1.75% from 2.25% for base rate loans. Term loans borrowed under the Credit Agreement continue to bear interest, at the Company’s election, either at (1) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the NYFRB rate plus 0.50% and (c) a LIBOR rate plus 1.00% (provided that, with respect to the Incremental Term Loan Facility, in no event will the base rate be deemed to be less than 2.00%) or (2) an adjusted LIBOR rate (provided that, with respect to the Incremental Term Loan Facility, in no event will the adjusted LIBOR rate be deemed to be less than 1.00%), plus in either case the applicable margin as set forth above.

The Incremental Amendment was subject to various conditions and contains various representations and warranties, including no default under the Credit Agreement and bring-downs of the representations and warranties made by the Company and each other loan party in the Credit Agreement and the other loan documents.

Certain of the agents and lenders party to the Incremental Amendment, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses. TPG Capital BD, LLC, an affiliate of TPG Global, LLC, affiliates of which own approximately 30% of the Company’s outstanding shares of common stock, acted as exclusive co-manager with respect to a portion of the Incremental Term Loan Facility and received customary fees and expenses. In addition, certain affiliates of TPG Global, LLC serve as lenders with respect to the Incremental Term Loan Facility.

The foregoing summary of the Incremental Amendment is subject to, and qualified in its entirety by, the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2016, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference, announcing the Company’s entry into the Incremental Amendment.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Incremental Amendment dated as of October 25, 2016, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement

99.1	Press Release dated October 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: October 25, 2016	By:	/s/ Richard L. Sharff, Jr.
		Name:	Richard L. Sharff, Jr.
		Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Incremental Amendment dated as of October 25, 2016, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement

99.1	Press Release dated October 25, 2016